Exhibit 10.34

FIRST AMENDMENT TO UNIT OPTION AGREEMENT

THIS FIRST AMENDMENT TO UNIT OPTION AGREEMENT (this “Amendment”) is made and entered into effective as of December 30, 2013, by and between ODYSSEY MARINE ENTERPRISES, LTD., a Bahamas domestic limited company (the “Seller”), and MAKO RESOURCES, LLC, a Delaware limited liability company (the “Holder”).

Background Information:

All capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Unit Option Agreement dated February 28, 2013 (the “Agreement”), that was issued by the Seller to Mako Resources, LLC, a Delaware limited liability company (“Mako”). The Option is exercisable to purchase up to five million (5,000,000) Option Units, on the terms and subject to the conditions set forth therein. The Seller and the Holder have agreed to enter into this Amendment to reduce to writing their mutual understandings and agreements with respect to the modification of the terms of the Option, on the terms and subject to the conditions set forth in this Amendment. The Holder also holds a Unit Option Agreement dated February 21, 2013 (as amended, the “Other Agreement”). The Other Agreement was initially exercisable to purchase up to ten million (10,000,000) Option Units, but, as a result of previous exercises, as of the date of this Amendment, the Other Agreement is exercisable to purchase up to two million (2,000,000) Option Units, on the terms and subject to the conditions set forth therein.

Operative Terms:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Holder hereby agree as follows:

A. Section 2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“2. Exercise of Option.

a. Expiration Date. Subject to the other obligations and limitations set forth in this Agreement, the Option may be exercised by the Holder for all or any part of the Option Units at any time and from time to time after the date of this Agreement and through and until 5:00 pm, Eastern Standard time, on December 31, 2013 (as subject to adjustment in accordance with this Section 2, the “Expiration Date”). Notwithstanding the foregoing, if, and only if, the Holder fully satisfies the Holder’s obligation to exercise the Option (as used in the Other Agreement) to purchase at least the Minimum Exercise Amount (as defined in the Other Agreement) at any time and from time to time on or before 5:00 pm, Eastern Standard time, on December 31, 2013, then the term “Expiration Date,” as used in this Agreement, means the earlier of (i) December 31, 2014, and (b) sixty (60) days after the date on which the Holder has been given written notice by the Seller that Exploraciones Oceanicas, S. de R.L. de C.V. (“ExO”) has received all governmental authorizations, licenses, and permits which are necessary to enable ExO to commence commercial mining operations in the Don Diego phosphate deposit.

b. Grant of Proxy Rights. The Holder hereby nominates, constitutes, and appoints the executive officers of Odyssey Marine Exploration, Inc. (“OMEX”) and the individuals who hold such offices from time to time, and each of them, as the Holder’s true and lawful attorneys-in-fact, to appear and act as the proxy for the Holder at any annual or special meeting of the voting members of the Company, and at any and all adjournment or adjournments thereof, and to vote or execute consents, in accordance with his or their best judgment, all of the Option Units, of which the Holder may be entitled to vote. The Holder’s attorneys-in-fact may do all things with respect to the Option Units that the Holder could do if personally present, with full power of substitution and revocation. The proxy rights and power of attorney granted pursuant to this Section 2.b. (i) shall be effective upon issuance of the Option Units and shall terminate for all purposes on the Proxy Termination Date (as defined below) and (ii) are coupled with an interest and therefore irrevocable. The Holder hereby revokes all other proxies and powers of attorney with respect to the Option Units that it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted. As used in this Agreement, the term Proxy Termination Date means the earlier of (i) the third anniversary of the date or dates on which the Option Units are issued upon exercise of the Option, or (ii) as applicable, (A) the date on which a Change in Control (as defined in Section 2.c.ii. below) of OMEX has occurred or (B) the six-month anniversary of the date on which a Change in Control of the Company has occurred. At the request of the Seller, any and all certificates representing any issued Option Units shall bear a legend reasonably describing the voting rights granted pursuant to this Section 2.b.

c. As used in this Agreement:

i.	“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

ii.	“Change in Control” means, with respect to OMEX or the Company (as applicable, the “Covered Entity”), that:

(A)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Covered Entity (not including in the securities beneficially owned by such Person any securities acquired directly from the Covered Entity) representing fifty percent (50.0%) or more of the combined voting power of the Covered Entity’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (C) below; or

(B)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the board of directors of the Covered Entity and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest), whose appointment or election by the board of directors was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(C)

there is consummated a merger or consolidation of the Covered Entity with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Covered Entity outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) fifty percent (50.0%) or more of the combined voting power of the securities of the Covered Entity or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (2) a merger or consolidation effected to implement a recapitalization of the Covered Entity (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Covered Entity (not including in the securities beneficially owned by such Person any securities acquired directly from the Covered Entity) representing fifty percent (50.0%) or more of the combined voting power of the Covered Entity’s then outstanding securities; or

(D)	the stockholders (or other comparable holders) of the Covered Entity approve a plan of complete liquidation or dissolution of the Covered Entity or there is consummated an agreement for the sale or disposition of the Covered Entity of all or substantially all of the Covered Entity’s assets, other than a sale or disposition by the Covered Entity of all or substantially all of the Covered Entity’s assets to an entity, at least fifty percent (50.0%) of the combined voting power of the voting securities of which are owned by stockholders (or other comparable holders) of the Covered Entity in substantially the same proportions as their ownership of the Covered Entity immediately prior to such date.

iii.	“Equity Securities” means any securities having the right to vote in the election of directors (or individuals holding a comparable person) of the Covered Entity, or any securities convertible into or exercisable for any shares of the foregoing.

iv.	“Exchange Act” means Securities Exchange Act of 1934, as amended from time to time.

v.	“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Covered Entity or any of its subsidiaries; (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Covered Entity or any of its “affiliates” within the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; (c) an underwriter temporarily holding securities pursuant to an offering of such securities; or (d) a corporation owned, directly or indirectly, by the stockholders (or comparable equity holders) of the Covered Entity in substantially the same proportions as their ownership of stock of the Covered Entity.”

B. Section 5 of the Agreement is hereby amended by adding the following immediately after Section 5.c.:

“d. Monthly Increases. Commencing on February 1, 2014, and continuing on the first day of each month thereafter, the Exercise Price shall increase by $0.08 per Option Unit (the “Monthly Adjustment Amount”), with the Monthly Adjustment Amount being subject to further adjustment in accordance with the other provisions of this Agreement.”

C. Section 7 of the Agreement is hereby amended and restated to read in its entirety as follows:

“7. Mandatory Exercise Upon Certain Events. If (a) the Company determines to undertake, authorizes or approves, or enters into any agreement contemplating or solicits partner approval for (i) a Fundamental Transaction or (ii) a Qualified Financing (as defined below) and (b) the Holder’s exercise of the Option is expressly required by, or is a condition precedent to, the consummation of a Fundamental Transaction or a Qualified Financing, then the Seller shall deliver to the Holder a notice (a “Mandatory Exercise Notice”) describing the material terms and conditions of such Fundamental Transaction or Qualified Financing, at least ten (10) Business Days prior to the applicable record or effective date on which a person would need to hold quotas in order to participate in or vote with respect to such Fundamental Transaction or Qualified Financing, and the Holder shall thereafter exercise the Option for all the Option Units for which the Option can then be exercised and otherwise in accordance with the terms of this Agreement; provided, however, that it is understood and agreed that (x) the Holder may condition any exercise of the Option pursuant to this Section 7 on the consummation of such Fundamental Transaction or Qualified Financing within sixty (60) days of the Holder’s receipt of the Mandatory Exercise Notice, and (y) the Holder may elect to effect such exercise through a Cashless Exercise (in which case, in the event of a Qualified Financing, the formula in Section 3 hereof shall also apply to Qualified Financings, and “B” in Section 3 hereof shall be the implied value per quota of the Company in the Qualified Financing). As used in this Agreement, the term “Qualified Financing” means a sale for cash of the Company’s quotas, or securities convertible into or exercisable for quotas (as applicable, “Company Equity Securities”) in a single transaction or series of related transactions where (x) the implied valuation of the Company, without applying any discount for minority interest, lack of control, illiquidity, or other discount to any quotas in the Company, is not less than $5.00 (USD) per quota (subject to adjustments for quota splits, reverse splits, or the like), and (y) the number of quotas issued, including on an as-converted or as-exercised basis, in the sale of Company Equity Securities represents, after giving effect to the transaction, not less than five percent (5.0%) of the Company’s issued and outstanding quotas on an as-converted or as-exercised basis.”

D. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in the Agreement, the terms and provisions of this Amendment shall control. Except as amended hereby, the terms and provisions of the Agreement remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.

E. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signatures on following page.]

IN WITNESS WHEREOF, this Amendment has been executed by the Seller and the Holder as of the date first set forth above.

SELLER:

ODYSSEY MARINE ENTERPRISES, LTD.

By:	\s\ Greg Stemm

Name:	Greg Stemm

Title:	President

HOLDER:

MAKO RESOURCES, LLC

By:	\s\ Josh Adam

Name:	Josh Adam

Title:	Managing Principal – Hornet Management

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